Exhibit 99.1

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
WOR - Q1 2017 Worthington Industries Inc Earnings Call

EVENT DATE/TIME: SEPTEMBER 28, 2016 / 06:30PM GMT

CORPORATE PARTICIPANTS
 Cathy Lyttle Worthington Industries Inc - VP of Communications and IR
 John McConnell Worthington Industries Inc - Chairman and CEO
 Andy Rose Worthington Industries Inc - EVP and CFO
 Mark Russell Worthington Industries Inc - President and COO

CONFERENCE CALL PARTICIPANTS
 Seth Rosenfeld Jefferies LLC - Analyst
 Amanda Adami Macquarie Research Equities - Analyst
 John Tumazos John Tumazos Very Independent Research, LLC - Analyst

 PRESENTATION

Operator

 Good afternoon, ladies and gentlemen, and welcome to the Worthington Industries first quarter FY17 earnings conference call. All participants will be able to listen only until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I'd like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries Inc - VP of Communications and IR

 Good afternoon and welcome to our first quarter earnings call. Thanks for joining us. A reminder that certain statements made on this call are forward-looking under the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties and could cause actual results to differ materially (audio difficulty.)

Our earnings release was issued this morning. Please review it for more detail on those factors that could cause actual results to differ materially. This call is being recorded and will be made available later on our website.

On the call today are Chairman and CEO, John McConnell; President and COO, Mark Russell; Executive Vice President and CFO, Andy Rose. John will get us started.

 John McConnell - Worthington Industries Inc - Chairman and CEO

 Well, Cathy, thank you, and welcome to all of you who have joined us today. Obviously, we're very pleased to not only announce a record first quarter today, but our best quarter in the Company's history. Obviously, we're very proud of our employees around the world for their efforts in helping produce these record results. Let's turn it over to Andy Rose and Mark Russell to go a little deeper into the results this quarter.

 Andy Rose - Worthington Industries Inc - EVP and CFO

 Thank you, John, and good afternoon, everyone. The Company delivered record earnings per share of $1.03 excluding restructuring in the first quarter to start the fiscal year, up $0.49 or 91% from the prior year. A strong performance from Steel Processing and the joint ventures, particularly ClarkDietrich led the way, offset by continued weakness in Oil & Gas and Agriculture.

Several unique items in Q1 were as follows. Inventory holding gains during the quarter were estimated at $17 million, or $0.17 per share, as compared to a loss of $7 million or $0.07 per share in the prior year quarter. Restructuring charges of $1.3 million were spread across several businesses.

Our effective annual tax rate is approximately 31%, but we benefited in the quarter from a $5.8 million favorable impact from two discrete items, the largest relates to the early adoption of a rule related to accounting for stock compensation. Cylinders operating income, excluding restructuring, was down $3.3 million or 19% to $14.3 million, driven almost exclusively by declining sales in Oil & Gas equipment down 56 (audio difficulty.)

Pressure Cylinders operating margins for the quarter were once again below normal due to the impact of losses in Oil & Gas. We have reduced costs in an attempt to match demand in Oil & Gas with the goal of getting the business to EBITDA neutral. Unfortunately, solid operating margins in consumer products, industrial products, and alt fuels are being masked by the under performance of Oil & Gas.

Steel Processing operating income was up $31.7 million, excluding restructuring, from the prior year quarter to $55.7 million. Increases in flat steel pricing during the first half of the calendar year had a significant impact in earnings and were also helped by some modest mark-to-market gains in unqualified steel hedges. Revenue in Engineered Cabs was down 34% to $26 million, and excluding restructuring, operating losses were $1.6 million, a $2.8 million improvement from the same quarter a year ago.

Reductions in operating costs and a 27% reduction in SG&A drove the improvement. (no audio for several seconds) Equity income from our joint ventures during the quarter was up $8 million, as almost all JVs improved. Strong automotive and construction markets in the US and lower steel costs are benefiting these businesses. We received dividends from JVs of $38 million during the quarter.

Cash from operations was $121 million for the quarter. We spent $16 million on capital projects, distributed $12 million in dividends, but didn't repurchase any stock during the quarter. Today the Board declared a $0.20 per share dividend for the first quarter payable in December of 2016.

Debt was down $1 million from the prior quarter to $580 million, and down $21 million year-over-year. Interest expense was essentially flat at $8 million.

We have consolidated cash of $182 million and almost $600 million available under our revolving credit facilities. Our net debt to EBITDA leverage ratio is now under 1.2 times. Overall, we're quite pleased with the start to our fiscal year. The Company generated record earnings per share and continued to deliver strong free cash flow which we are investing to grow our business and reward shareholders.

Trailing 12-month adjusted EBITDA is now $385 million. We will continue our balanced approach to investing in our business, acquiring new businesses, and returning capital to shareholders as opportunities present themselves. During the quarter, we continued the rollout of Transformation 2.0 and completed our first back office Kaizen event focused on purchasing.

Once again the engagement by the team and the outcomes were very positive. As a golden rule Company with profit sharing as a foundational incentive, we expect our employees will continue to embrace the opportunity to eliminate waste and improve all aspects of our business over time. Mark will now discuss operations.

 Mark Russell - Worthington Industries Inc - President and COO

 Thanks, Andy. In Steel Processing, our direct shipment volume was essentially flat compared to last year's quarter. Toll volume was down 6% if you exclude our WSP joint venture which was unconsolidated last year. Metal service center institute data the same period shows direct industry shipments were also flat compared to last year.

Our mix was 62% direct to 38% toll compared to a 60/40 split last year, again, excluding WSP. Construction was our strongest major market segment with shipments up 29% this year. Detroit Three automotive shipments were flat, agriculture was down 6%, and heavy truck was, again, our weakest segment, down 23%. Our Tailor Welded Blank joint venture started regular shipments of lightweight friction stir welded aluminum blanks in the quarter.

We also received first orders for our new hot wire process which sufficiently welds steel blanks for lightweight hot stamping applications. Direct shipment volume at our Serviacero joint venture in Mexico was down 3% compared to last year, and toll volume was up 3% there. And Steel Processings' cold rolling and annealing joint venture facility in China is now complete. I'm looking forward to joining our partners there in a few weeks to help celebrate the official opening of this world class facility.

In our Pressure Cylinders business, our Oil & Gas equipment revenue was down 56% compared to last year. The market remains challenged and customer drilling and completion budgets are limited. We're continuing to drive our cost structure in this business toward EBITDA neutral in preparation for an eventual market upturn.

Our industrial products group saw revenue down 14% in the quarter on weak demand across our refillable propane cylinder product lines, as well as a soft market for our high pressure industrial cylinders in Europe. However, margins improved compared to the prior year on lower raw material costs and Transformation driven production efficiencies.

In Consumer Products, revenue was up 10% on higher shipments of helium cylinders, torches and kits. The higher helium volume continues to be driven by our ongoing balloon time end cap promotion at Wal-Mart.

Cryogenics revenue was down 12% excluding our recent acquisition of the former Taylor-Wharton Cryoscience business. Cryogenic trailer sales were slow in the quarter as we completed the move of trailer production from Boston to the former Taylor-Wharton plant in Alabama.

In Europe, sales and margins were held down by the disruption of our operations move from Istanbul to our new greenfield facility in Bandirma, Turkey. We made strong progress in Bandirma during the quarter and we're on track for completion of that move later this year.

Alternative Fuels revenue was up again on increased demand for CNG fuel cylinders in Europe and hydrogen cylinders in Asia. In Engineered Cabs, the volume remains soft as off-highway equipment market demand remains weak. But Transformation has driven our costs down and increased our productivity in the Cabs business, and commercially we're focused on expanding our base to include more customers who need a solution that includes our engineering and design expertise.

In our WAVE joint venture, overall volume was fairly steady with some weakness in North America, partly offset by some marginal strength in Europe and Asia. North America volume we attribute to customer order timing rather than market weakness.

As Andy mentioned, the 2.0 iteration of our Transformation continues to spread through the Company. We've seen impressive improvements, not only in our operating facilities, but also across our supply chain and commercial operations, as well as now in our business support functions and we're pleased with the results so far.

We'll update you on our transformation progress in future quarters as we continue to build on the foundation of our initial work. John, back to you.

 John McConnell - Worthington Industries Inc - Chairman and CEO

 Well, thank you, both. We'll do our best to answer any questions you have now.

 QUESTION AND ANSWER

Operator

 (Operator Instructions)

And our first question is from Seth Rosenfeld with Jefferies.

 Seth Rosenfeld - Jefferies LLC - Analyst

 Good afternoon. Thanks for your time today and congrats on the solid results.

Two questions from my side. First, looking at your Steel Processing business, you commented in the release and your earlier comments on the benefits of holding gains over the course of the period. I was wondering if you can quantify for us to what extent you benefited over the last three months and how much of that you think could be repeatable looking forward in the current pricing environment? Also, outside of Steel Processing, just wondering which other segments or JVs potentially benefited there?

And then separately, looking at your automotive business, I was wondering if you can speak a bit more broadly about where you see demand in the US automotive sector, and perhaps any of your longer lead time orders what sort of commentary you're hearing from OEMs in the current environment? Thanks very much.

 John McConnell - Worthington Industries Inc - Chairman and CEO

 Well, this is John. On the last question, automotive demand is strong. Where it goes from here really depends on interest rates, gasoline prices, and a number of other things. So our outlook is fairly steady at this point.

For me it was hard to, you were breaking up a little bit on the first question, and I don't know if Mark or Andy heard enough to give it an answer?

 Andy Rose - Worthington Industries Inc - EVP and CFO

 Yes, I think if I heard you correctly, Seth, on inventory holding gains our estimate is $17 million for the quarter. We're probably through most of that.

I would say the second part of your question on JVs, ClarkDietrich did benefit from what for them was essentially declining raw material prices in a rising price environment, so their spreads were higher during the quarter.

 Seth Rosenfeld - Jefferies LLC - Analyst

 The $17 million, is that just for the Steel Processing business or is that included in any of the gains seen in ClarkDietrich?

 Andy Rose - Worthington Industries Inc - EVP and CFO

 Yes, that's just for the Steel Processing business, correct. It does not include any of the joint ventures.

 Seth Rosenfeld - Jefferies LLC - Analyst

 Okay, thank you. And just one last follow-up question. If you can speak a little bit about some of your rerolling operations and coating operations. Can you speak about how you're seeing current spread environment in the US for cold rolled and galvanized versus hot rolled coil? First, to what extent you think you benefited in the last quarter from that spread environment and then on how sustainable you think that could be looking forward?

 Andy Rose - Worthington Industries Inc - EVP and CFO

 So the spread is very attractive right now as I'm sure you're aware. We have two coating businesses, Delta and Spartan. Spartan is primarily a toll operation, so they don't benefit significantly, although there's some opportunity there.

Delta is more direct business, but a lot of it is contract business, and so the spreads are determined when we do our contracts at the beginning of the -- typically around the beginning of the calendar year. And so they're benefiting on the spot portion of their business, which is maybe 20% or 25% of their volume, and then there would be an opportunity, obviously, as we go through the contracting season this year to improve on the contract business.

 Mark Russell - Worthington Industries Inc - President and COO

 The underlying demand is very strong, Seth.

 Seth Rosenfeld - Jefferies LLC - Analyst

 Great, thank you very much.

Operator

 (Operator Instructions)

We'll go to the line of Amanda Adami with Macquarie.

 Amanda Adami - Macquarie Research Equities - Analyst

 Yes, hi. I'm on, on behalf of Aldo Mazzaferro today, but congrats on a great quarter, and I just have a quick question about, going back to the inventory gains and the spread.

Relative to our estimates, it looks like the inventory gain didn't seem to show up on the operating income line for steel and I'm just curious why it looks like you beat on the spread, but not necessarily on the operating income relative to our estimates. Where was the give back there and if you could maybe talk to where you see that going forward?

 Andy Rose - Worthington Industries Inc - EVP and CFO

 Yes, I'm not specifically familiar with your estimate so I'd have to do that offline. I apologize.

 Amanda Adami - Macquarie Research Equities - Analyst

 Okay, no worries.

Operator

 We'll go to John Tumazos with John Tumazos Very Independent Research.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 Congratulations. Could you give us a little color on WAVE where there was a small decline? Were there some overseas markets or currency translation impacts?

And could you give us some color on the November quarter cash flow outlook? You had a big favorable lengthening in payables. You had some cash benefit from receivables, inventories rose, there were a lot of moving parts in cash flow.

 Andy Rose - Worthington Industries Inc - EVP and CFO

 Yes, I guess the easy part of that question is the first one, John, on WAVE. They had a little bit of buy ahead in our fourth quarter, so think May timeframe, and so what happens is, obviously, when they get that buy ahead then in June and July their business is going to be a little softer, so that really explains the impact that you're seeing there.

The other piece on payables and receivables is going to be more complicated to understand. I'd have to go back and take a look at that. Now one thing you did mention, in the past year, we have had some changes in terms with some of our larger suppliers which has helped with working capital, but we believe that's more of a permanent change.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 Thank you.

Operator

 And to the presenters, there are no further questions coming in.

 John McConnell - Worthington Industries Inc - Chairman and CEO

 Okay. Thank you all for joining us today. And, again, congratulations and a big thank you to all of our employees for producing the best quarter in the history of Worthington Industries. Thank you. Goodbye.

Operator

 Ladies and gentlemen, this conference is available for replay, it starts today at 4.30 PM Eastern. It will last until October 5 at midnight. You may access the replay at any time by dialing 800-475-6701, or 320-365-3844. The access code is 401556. Those numbers again, 800-475-6701, or 320-365-3844. The access code 401556.

That does conclude your conference for today. Thank you for your participation. You may now disconnect.

 DISCLAIMER
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2016 Thomson Reuters. All Rights Reserved.